CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cova Financial Services Life Insurance Company

We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (the Company) dated March 4, 1999, and on the financial statements of the sub-accounts of Cova Variable Annuity Account One dated March 1, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 333-34741) of Cova Variable Annuity Account One.

                                                    /S/ KPMG LLP

Chicago, Illinois
November 10, 1999